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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Experts" and "IVI Checkmate Selected Financial Data" in Amendment No. 3 to the Registration Statement (Form S-4, No. 333-83743) of IVI Checkmate Corp. and to the inclusion therein of our reports, dated February 18, 2000 (except for Note 14, as to which the date is February 22, 2000), with respect to the consolidated financial statements of IVI Checkmate Corp. and February 15, 2000, with respect to the financial statements of National Transaction Network, Inc. as of and for the year ended December 31, 1999 included therein and incorporated by reference.



                                /s/ Ernst & Young LLP
                                ---------------------


Atlanta, Georgia
April 10, 2000